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                                                                    EXHIBIT 11


EXHIBIT (11) - STATEMENT RE:  COMPUTATION OF PRO FORMA EARNINGS PER SHARE



                                                       Three months ended June 30,
                                                      1996               1995
                                                   ------------        ----------
Average number of shares outstanding............     30,478,543        23,367,983
                                                   ============        ==========

Net loss                                           $ (4,494,892)     $ (3,760,717)
                                                   ============        ==========

Net loss per share                                 $      (0.15)     $      (0.16)
                                                   ============        ==========




                                                       Nine months ended June 30,
                                                      1996                1995
                                                   ------------        ----------

Average number of shares outstanding............     26,476,097        23,286,085
                                                   ============        ==========

Net loss                                           $(27,124,434)     $(12,687,825)
                                                   ============        ==========

Net loss per share                                 $      (1.02)     $      (0.54)
                                                   ============        ==========